Exhibit 5.1

DLA Piper LLP (US)

51 John F. Kennedy Parkway, Suite 120

Short Hills, New Jersey 07078

www.dlapiper.com

T: 973-520-2550

F: 973-520-2551

Attorneys Responsible for Short Hills Office:

Andrew P. Gilbert

Michael E. Helmer

August 24, 2016

Opiant Pharmaceuticals, Inc.

401 Wilshire Blvd., 12th Floor

Santa Monica, CA 90401

Re:	Opiant Pharmaceuticals, Inc. – Amendment No. 3 to Registration Statement on Form S-1 (333-210582)

Dear Ladies and Gentlemen:

We have acted as counsel to Opiant Pharmaceuticals, Inc., a Nevada corporation (the “Company”), in connection with the preparation of Amendment No. 3 to Registration Statement on Form S-1 (333-210582) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the (i) proposed sale by the parties listed as selling security holders in the Registration Statement of up to 45,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to be issued upon the exercise of outstanding Company warrants (the “Warrant Shares”), and 2,000,000 shares of Common Stock to be issued upon the exercise of outstanding Company options (the “Option Shares”); and (ii) the resale by certain selling security holders listed in the Registration Statement of 15,715 outstanding shares of Common Stock (the “Shares”).

In connection with this opinion letter, we have examined (i) the Registration Statement (which includes the prospectus) and originals, or copies certified or otherwise identified to our satisfaction, of (ii) the Company’s Articles of Incorporation, dated June 21, 2005, as amended, as filed with the Secretary of State of the State of Nevada (the “Articles”), (iii) the Company’s Bylaws, (iv) resolutions of the Board of Directors of the Company ratifying and approving the issuance of the Shares, Warrant Shares and Option Shares, (v) an Officers’ Certificate of the Company, (vi) a Certificate of Good Standing of the Company issued by the Secretary of State of the State of Nevada, dated August 24, 2016, and (vi) such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that:

The Shares have been duly authorized by the Company and are validly issued, fully paid and non-assessable.

The Warrant Shares have been duly authorized and, upon valid exercise of the warrants in accordance with the terms thereof and receipt of the applicable consideration specified therein, will be validly issued, fully paid and non-assessable.

The Option Shares have been duly authorized and, upon valid exercise of the options in accordance with the terms thereof and receipt of the applicable consideration specified therein, will be validly issued, fully paid and non-assessable.

Opiant Pharmaceuticals, Inc. August 24, 2016 Page 2

We have not made an independent review of the laws of any jurisdiction other than the laws of the State of New Jersey, Title 78 of the Nevada Revised Statutes, as amended (the “Nevada Corporations Law”), and federal securities laws. We express no opinion concerning any law other than the Nevada Corporations Law. As to matters of the Nevada Corporations Law, we have based our opinion solely upon our examination of such laws and the rules and regulations of the authorities administering such laws, all as reported in standard, unofficial compilations.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Interests of Named Experts and Counsel” included therein. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)